Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Hercules Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2005	2006	2007	2008	2009
January	1.606	1.554	3.038	3.351	7.014
February	1.532	1.679	3.064	3.403	7.206
March	1.507	1.475	2.797	3.613	6.422
April	1.622	1.938	3.299	3.767	6.945
May	1.560	1.554	3.079	3.662	7.075
June	1.536	1.912	3.193	4.022	6.959
July	1.666	3.046	3.238	3.720	7.260
August	1.520	2.793	4.209	3.251	7.203
September	1.744	3.310	4.420	3.598	7.314
October	1.509	2.677	3.077	3.090	6.737
November	1.639	2.853	3.467	5.994
December	1.614	3.297	3.445	6.640

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  In May 2006 Ashland acquired the water treatment business of Degussa AG.